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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Angeion Corporation
(Name of Registrant as Specified In Its Charter)

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ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599
(651) 766-3480

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, July 25, 2001

    Notice is hereby given that the Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, on Wednesday, July 25, 2001 at 3:30 p.m. local time, for the following purposes:

  1.
  To elect seven Directors to hold office for a term of one year or until their successors have been elected.

  2.
  To transact any other business as may properly come before the Annual Meeting or any adjournment(s).

    Shareholders of record at the close of business on June 1, 2001 will be entitled to notice of and to vote at the Annual Meeting. Accompanying this Notice is a Proxy Statement, Form of Proxy and the Company's Annual Report to Shareholders for the year ended December 31, 2000.

    Since a majority of the outstanding shares of the Company's Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors

Richard E. Jahnke
Director, President and Chief Executive Officer
Saint Paul, Minnesota June 15, 2001

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

    The Board of Directors of Angeion Corporation (the "Company") is soliciting your proxy for use at the 2001 Annual Meeting of Shareholders to be held on Wednesday, July 25, 2001, or any adjournment(s). This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about June 15, 2001.

GENERAL INFORMATION

Voting

    Each share of the Company's Common Stock is entitled to one vote. You may vote your shares in person by attending the Annual Meeting or you may vote by proxy. If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet. The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

    If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR Proposal 1 C Election of Directors as described below.

Quorum and Vote Requirements

    The total number of shares outstanding as of June 1, 2001 and entitled to vote at the meeting consisted of 3,481,584 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on June 1, 2001 will be entitled to vote at the Annual Meeting. A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

    A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Broker nonvotes are not counted as votes for or against a proposal.

Revoking A Proxy

    If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting. Otherwise, your shares will be voted as indicated on your proxy.

STOCK OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

    The following table sets forth information as of June 1, 2001 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all persons listed below may be reached at office of the Company.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares Acquirable within 60 days	Total	Percentage
Cardio Control NV Mercuriusweg 1 2624 BC Delft The Netherlands	202,300		0	202,300	5.8%
Arnold A. Angeloni	28,788		8,300	37,088	1.1%
Dennis E. Evans	23,728		8,300	32,028	*
James B. Hickey, Jr.	21,538		3,000	24,538	*
Richard E. Jahnke	20,200	(2)	75,000	95,200	2.7%
Dale H. Johnson	0		6,000	6,000	*
John C. Penn	13,538		3,000	16,538	*
Mark W. Sheffert	11,538		3,000	14,538	*
Glen Taylor	64,207		8,300	72,507	2.1%
All Executive Officers and Directors as a group (8 persons)	183,537		114,900	298,437	8.3%

*
Indicates ownership of less than one percent.

(1)
Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)
Of the shares noted, Mr. Jahnke shares voting and dispositive power with his spouse with respect to 200 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Bylaws, as amended, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall be not less than two nor more than nine. There are currently seven directors and the Board of Directors has determined that there will be seven directors elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

    It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees. The nominees listed below have consented to serve if elected. If the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

    The following table sets forth certain information regarding the Company's directors as of June 1, 2001.

Name of Director	Age	Principal Occupation	Director Since
Arnold A. Angeloni	59	President of Gateway Alliance LLC	1990
Dennis E. Evans	62	President and Chief Executive Officer of Hanrow Financial Group, Ltd.	1990
James B. Hickey, Jr	47	Management Consultant and Private Investor	1998
Richard E. Jahnke	52	President and Chief Executive Officer of the Company	2000
John C. Penn	60	Vice Chairman and Chief Executive Officer of the Satellite Companies	2000
Mark W. Sheffert	54	Chairman and Chief Executive Officer of Manchester Companies, Inc.	2000
Glen Taylor	60	Chairman and Chief Executive Officer of Taylor Corporation	1992

  Other Information About Directors

    Arnold A. Angeloni  has been President of Gateway Alliance LLC, a consulting firm for start-up ventures and business consolidations, since January 1996. From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, most recently as Senior Vice President and President of the Business Systems Division.

    Dennis E. Evans  has been President and Chief Executive Officer of Hanrow Financial Group Ltd., a merchant banking partnership, since February 1989. Mr. Evans also serves on the board of directors of Allete, Inc. (formerly Minnesota Power & Light Co.).

    James B. Hickey, Jr.  was President and Chief Executive Officer of the Company from July 1998 to December 1999. From 1993 to April 1997, Mr. Hickey was President and Chief Executive Officer of Aequitron Medical, Inc., a publicly-traded medical device company, whose principle products were portable ventilators, infant apnea monitors and sleep diagnostic equipment. Prior to that, Mr. Hickey worked for Baxter Healthcare/American Hospital Supply Corporation from November 1977 through May of 1993. He also serves on the board of directors of Allied Healthcare, Inc., Pulmonetics Systems, Inc. and Vital Images, Inc.

    Richard E. Jahnke  has served as the Company's President and Chief Executive Officer since January 2000. Since August 1998, Mr. Jahnke has also served as the President and Chief Executive Officer of Medical Graphics Corporation. From 1993 to March 1998, Mr. Jahnke served as President and Chief Operating Officer of CNS, Inc., a consumer health care products company. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufacturers and sells waste water treatment systems. From 1986 to 1991, Mr. Jahnke was general manager of the government operations division of ADC Telecommunications, an electronic communications systems manufacturer. From 1982 to 1986, he was director of Marketing and Business and Technical Development at BMC Industries, Inc. From 1972 to 1982, he held various positions of increasing responsibility in engineering, sales and marketing management at 3M Company. Mr. Jahnke serves on the board of directors of Rehabilicare, Inc., The Science Museum of Minnesota and ZH Computer, Inc.

    John C. Penn  has served as Vice Chairman and Chief Executive Officer of the Satellite Companies, a group of companies engaged in the construction and aviation industries, since March 1998. From 1990 to March 1998, Mr. Penn served as President and Chief Executive Officer of CDI Management Corp. From 1988 to 1990, he served as President and Chief Executive Officer of Benson Optical Company. During the previous 26 years, he served in various senior operations capacities for various companies. Mr. Penn serves and has served on the board of directors of several privately held corporations. He also served as a director of Medical Graphics Corporation from December 1996 to December 1999.

    Mark W. Sheffert  has over 25 years of financial and financial services experience. He is the founder of Manchester Companies, Inc. ("MCI") whose business is investment banking, management consulting, corporate renewal and commercial finance. Before founding MCI in December 1994, Mr. Sheffert was a senior executive with First Bank System (now US Bank) for over eight years where he served in various high-level management capacities and was eventually named one of two Presidents of First Bank System. Before joining First Bank System, Mr. Sheffert was Chief Operating Officer and

director of North Central Life Insurance Company. Mr. Sheffert serves on the board of directors of Health Fitness Corporation. Mr. Sheffert also served as a director of Medical Graphics Corporation from January 1997 to December 1999.

    Glen Taylor  is Chairman of the Board and Chief Executive Officer of Taylor Corporation, which he founded in 1975. Taylor Corporation's businesses include printing, direct mail marketing and electrical manufacturing. Mr. Taylor also is the owner of the Minnesota Timberwolves, a National Basketball Association franchise and the Minnesota Lynx, a Women's National Basketball Association franchise.

MANAGEMENT RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Compensation of Directors

    Directors of the Company receive no cash compensation (except as discussed below) for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

    Pursuant to the Company's 1994 Non-Employee Director Plan ("Director Plan"), non-employee directors of the Company automatically receive an annual grant of shares of common stock equal to $24,000, as determined by the fair market value of one share of common stock on the date of grant (a "Director Stock Award"), and an annual grant of an option to purchase 3,000 shares of common stock (a "Director Option") on the date of each Annual Meeting of Shareholders upon their election or re-election, as the case may be, as a non-employee director of the Company. Under the Plan, however, if the annual meeting has not been scheduled by May 31, an Award will be granted as of May 31 to each non-employee director serving on that date. On May 31, 2000, each non-employee director was granted an option to purchase 3,000 shares of common stock at a price of $2.08 and was issued 11,538 shares of common stock. Each non-employee director elected or re-elected at this 2001 Annual Meeting of Shareholders will receive a Director Stock Option and Director Stock Award as of July 25, 2001, the date of this 2001 Annual Meeting.

    On November 8, 2000 the Board of Directors amended the Director Plan to increase the maximum number of shares of common stock available for issuance under the Director Plan from 250,000 shares to 350,000 shares. This amendment to the Director Plan was approved by shareholders at the 2000 Annual Meeting of Shareholders.

Meetings and Committees of the Board of Directors

    The business and affairs of the Company are managed by the Board of Directors, which met eight times during 2000. Each incumbent director attended at least 75% of both the total number of Board meetings and regular committee meetings of the committees on which he served during 2000.

    The Board currently has an Audit Committee and a Compensation Committee. Messrs. Evans (chair), Angeloni and Penn currently serve as members of the Audit Committee. Messrs. Hickey (chair), Angeloni and Sheffert currently serve as members of the Compensation Committee. Additional information about these Committees is contained in the "Report on Executive Compensation" and "Report of Audit Committee" in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Penn and Mr. Sheffert were late in filing their initial Form 3 reports and Mr. Evans was late in filing one report on Form 4.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is biographical and other information on the executive officers of the Company. Mr. Jahnke's biographical information is set forth above under "Information About Directors."

Name	Age	Title
Richard E. Jahnke	52	President and Chief Executive Officer
Dale H. Johnson	56	Chief Financial Officer

    Dale H. Johnson, CPA, was appointed Chief Financial Officer in January 2000. Prior to joining the Company, Mr. Johnson served as the Chief Financial Officer of Medical Graphics Corporation from March 1997 to December 1999. From 1995 to 1997, Mr. Johnson served as a consultant to various companies in financial distress. From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately-owned group of heavy truck dealerships. From 1991 to 1994, he served as Chief Financial Officer to National Marrow Donor Program. From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation. In 1986, MEI was acquired by PepsiCo, Inc., and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo., Inc. During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army. Mr. Johnson holds a B.A. in Economics and Accounting from St. John's University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Award	Securities Underlying Options	All Other Compensation(2)
Richard E. Jahnke(3) President and Chief Executive Officer	2000 1999	$265,000 9,519	$75,000 —	$42,280 —	$45,620 —	180,000 —	$7,200 277
Dale H. Johnson(4) Chief Financial Officer	2000 1999	112,577 4,077	21,125 —	— —	— —	15,000 —	— —

(1)
Amount represents payment for the tax liability associated with Mr. Jahnke's restricted stock award.

(2)
Except as otherwise noted, the amounts represent an automobile allowance paid by the Company.

(3)
Mr. Jahnke was appointed Chief Executive Officer in January 2000.

(4)
Mr. Johnson was appointed Chief Financial Officer in January 2000.

Grants of Stock Options

    The following table provides information concerning grants of options to purchase the Company's common stock made during 2000 to the Named Executive Officers.

Option/SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2000	Exercise Price Per Share ($/sh)	Expiration Date	5% ($)	10% ($)
Richard E. Jahnke	180,000	66.7%	$2.88	12/20/09	$326,000	$826,200
Dale H. Johnson	15,000	5.6%	3.33	1/21/10	31,400	79,600

(1)
All of the above options are subject to the terms of the Company's 1993 Stock Incentive Plan and are exercisable only as they vest. Mr. Jahnke vested in options to purchase 50,000 shares on December 21, 1999. Options to purchase 25,000 will vest on each of the first and second anniversary dates of Mr. Jahnke's employment. Options to purchase the remaining 80,000 shares will vest at the earlier of seven years or according to a performance schedule established by the Company's Board of Directors. The options granted to Mr. Johnson vest and become exercisable in equal annual increments over a four year period provided that he continues to be employed by the Company.

(2)
Potential realizable values are net of exercise price, but before deduction for any relevant income taxes. These amounts represent certain assumed rates of appreciation based on the Securities and Exchange Commission rules and do not represent the Company's estimate of future stock prices. Actual realizable values, if any, are dependent on the future performance of Angeion's common stock, overall market conditions and the option holders' continued employment through the vesting period.

Exercises of Stock Options and Year-End Option Values

    The following table provides information concerning option exercises during 2000 and the exercisable and unexerciseable value of options held by the Named Executive Officers as of December 31, 2000.

Aggregated Option Exercises in Year 2000 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2000 (#)
					Value of Unexercised In-the-money Options at December 31, 2000(1)($)
Name	Shares acquired on exercise	Value Realized
			Exercisable	Unexerciseable	Exercisable	Unexerciseable
Richard E. Jahnke	—	—	75,000	105,000	—	—
Dale H. Johnson	—	—	3,000	12,000	—	—

(1)
Value based on the difference between the fair market value of Angeion's common stock on December 31, 2000 ($0.625) as reported by The Nasdaq National Market and the exercise price of the options.

Employment Agreements

    In December 1999 the Company entered into a written employment agreement with Mr. Richard E. Jahnke under which Mr. Jahnke agreed to serve as President and Chief Executive Officer of the Company. In exchange for his service, Mr. Jahnke will receive a salary of $265,000, a cash bonus of up to 35% of his annual salary based upon a bonus plan established by the Board of Directors, as well as an automobile reimbursement of up to $600 per month. Mr. Jahnke was also elected as a member of the Board of Directors in January 2000 and receives no additional compensation for this service. The agreement will terminate upon 30 days written notice by either party, upon notice by the Company of termination "for cause" or upon the event of Mr. Jahnke's death or disability. The agreement also contains a non-compete provision for one year after the termination of Mr. Jahnke's employment.

    As an inducement to enter into the employment agreement, Mr. Jahnke received a restricted stock grant for 20,000 shares of the Company's common stock under the Company's 1993 Stock Incentive Plan. Mr. Jahnke also received a grant of options to purchase the Company's common stock in a total amount of 180,000 shares. These options expire 10 years from the date of issuance and vesting is accelerated upon a "change in control" as defined in the Company's stock option agreements. Options to purchase 50,000 shares vested on December 21, 1999. Options to purchase 25,000 shares will vest on each of the first and second anniversary dates of Mr. Jahnke's employment. Options to purchase the remaining 80,000 shares will vest at the earlier of seven years or according to a performance schedule established by the Company's Board of Directors.

Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board of Directors establishes the compensation for executive officers who are also directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. The Compensation Committee consists of three non-employee directors and meets one to four times per year. The current members of the Compensation Committee are Messrs. Angeloni, Hickey (chair), and Sheffert. The Company's President and Chief Executive Officer, in turn, establishes the compensation of all executive officers who are not also directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

    Compensation Philosophy and Objectives.  The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals. The primary objectives of the Company's executive compensation program are to:

  •
  Reward the achievement of desired Company and individual performance goals;

  •
  Provide compensation that enables the Company to attract and retain key executives; and

  •
  Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

    The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets; the individual performance of each executive officers; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

    Executive Compensation Program Components.  The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

    Base Salary.  Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company's overall performance. Other than with respect to Mr. Jahnke, the President and Chief Executive Officer of the Company, whose base salary was determined pursuant to an employment agreement with the Company, base salaries for executives are evaluated and adjusted on the employee's annual review date. In connection with the Compensation Committee's annual evaluations of participants in its executive compensation program, the Company generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies.

    Bonuses.  The Company also may pay bonuses to executive officers as part of its executive compensation program. Historically, bonuses paid by the Company have been minimal, based in part on the Company's focus on development activities requiring the conservation of cash. By the terms of his employment agreement, Mr. Jahnke is eligible for a cash bonus of up to 35% of his base salary. The Compensation Committee will determine the amount of Mr. Jahnke's bonus, if any, after the end of each year. No executive officers were granted bonuses by the Company based on year 2000 performance objectives. Mr. Jahnke received a bonus of $75,000 based upon 1999 Medical Graphics performance objectives (prior to the Angeion acquisition) which was payable in 2000.

    Long-term Incentive Compensation.  Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted, and individual and Company performance during the year.

    Section 162(m).  The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Arnold A. Angeloni	James B. Hickey	Mark W. Sheffert

BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Report of Audit Committee

    The Board of Directors has established an Audit Committee ("Audit Committee") comprised of Messrs. Angeloni, Evans (Chair), and Penn. The Audit Committee operates under an Audit Charter, adopted effective June 1, 2000. Each of the members of the Committee is an independent director as defined by the Nasdaq National Market listing standards. A copy of the Audit Charter is attached to this Proxy Statement as Appendix A.

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.

    The Committee met twice in year 2000 and twice during 2001 as of June 1, 2001. Additionally, the Audit Committee had special meetings, one in year 2000 and one during 2001 as of June 1, 2001, during which the Chair of the Audit Committee met with the auditors and management. The meetings were designed to facilitate and encourage private communication between the Committee and the Company's independent accountants, KPMG LLP.

    During these meetings, the Committee reviewed and discussed the audited financial statements with management and KPMG LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    KPMG LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

    Based on the discussions with management and KPMG LLP, the Committee's review of the representations of management and the report of KPMG LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Arnold A. Angeloni	Dennis E. Evans	John C. Penn

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Performance Graph

    The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Composite Index as its broad market index and the Hambrecht & Quist Health Care (without Biotechnology) Subsector Index ("H&Q Index"). The table below compares the cumulative total return as of the end of each of the Company's last five years on $100 invested as of December 31, 1995, with the Nasdaq Composite Index and H&Q Index, assuming the reinvestment of all dividends.

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Nasdaq Composite Index	$100	$123	$151	$212	$395	$237
H&Q Index	$100	$111	$132	$161	$140	$220
Angeion Corporation Common Stock	$100	$41	$32	$13	$2	$1

OTHER INFORMATION

Independent Accountants

    KPMG LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended December 31, 2000. The Company has selected KPMG LLP to serve as the Company's independent auditors for the year ended December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 were $51,000.

All Other Fees

    Other than those fees listed above, the aggregate fees billed to the Company by KPMG LLP for fiscal year 2000, none of which were financial information systems design and implementation fees, were $119,650. This figure includes fees of $81,025 for audit-related services such as pension audits, statutory filings and accounting consultations, and fees of $38,625 for all non-audit services such as tax-related services. The Audit Committee has determined that the non-audit services performed by KPMG LLP are not incompatible with KPMG LLP maintaining its independence with respect to the Company.

Shareholder Proposals For 2002 Annual Meeting

    The Company anticipates holding its 2002 Annual Meeting on or about July 25, 2002 and anticipates mailing its materials on or about June 15, 2002. Any shareholder proposal intended for inclusion in the Company's proxy material for the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on February 15, 2002.

    A shareholder who wishes to make a proposal for consideration at the 2002 Annual Meeting, but does not seek to include the proposal in the Company's proxy material, must notify the Secretary of the Company. The notice must be received no later than May 1, 2002. If the notice is not timely, then the persons named on the Company's proxy card for the 2002 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

    The Annual Report of the Company for the fiscal year ended December 31, 2000, which includes the Company's Annual Report on Form 10-K, incorporating all amendments thereto, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company's Form 10-K, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.

Cost and Method of Solicitation

    The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of Common Stock. The Company will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited by telephone, electronic transmission or in person by directors, officers and employees of the Company.

Other Matters

    As of the date of this Proxy Statement, management knows of no other matters that may come before the 2001 Annual Meeting. However, if matters other than those referred to above should properly come before the 2001 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Richard E. Jahnke
Director, President and Chief Executive Officer
Appendix A Audit Committee Charter

Appendix A

Charter of the Audit Committee of the Board of Directors of
Angeion Corporation

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

    This Charter is being adopted by the Board of Directors effective June 1, 2000. The provisions with respect to independent directors in Section II shall become applicable on June 1, 2001 or such earlier date as the Audit Committee or the Board of Directors shall designate.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. A director shall not be considered independent if, among other things, he or she has:

a.
been employed by the Corporation or its affiliates in the current or past three years;

b.
accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

c.
an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

d.
been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

e.
been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

    All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

  Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company's annual audited financial statements prior to filing or

2

  distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4.
Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.
Approve the fees and other significant compensation to be paid to the independent auditors.

7.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8.
Review the independent auditors audit plan B discuss scope, staffing, locations, reliance upon management and general audit approach.

9.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial

3

  reporting.

11.
On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

12.
Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  Other Optional Charter Disclosures

15.
Periodically perform self-assessment of Audit Committee performance.

4

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (ET) on July 24, 2001.
  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
  •
  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/angn/ — QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on July 24, 2001.
  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Angeion Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.
Please Return Promptly in the Enclosed Envelope
Which Requires No Postage If Mailed Within the United States

\*/   Please detach here   \*/

The Board of Directors Recommends a Vote "For" the Following Nominees:

1. ELECTION OF DIRECTORS:	/ /	FOR the nominees listed below (except as indicated to the contrary)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below
(INSTRUCTION: To withhold authority to vote for an individual nominee, write the number of the nominee's in the box):
01-ARNOLD A. ANGELONI 05-JOHN C. PENN	02-DENNIS E. EVANS 06-MARK W. SHEFFERT	03-JAMES B. HICKEY 07-GLEN TAYLOR	04-RICHARD E. JAHNKE

This Proxy When Properly Executed Will Be Voted in The Manner Directed Herein by The Undersigned Shareholder. If No Direction Is Made, The Shares Represented by This Proxy Will Be Voted "For" The Election of All Nominees For Director Listed And, in the Discretion of the Proxies, on Any Other Matters That May Properly Come Before the Meeting.

I plan to attend the meeting.	/ /	Address Change? Mark Box Indicate changes below:	/ /
				Dated:	, 2001

Signature if held jointly

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

ANGEION CORPORATION
350 Oak Grove Parkway
St. Paul, Minnesota 55127-8599

PROXY SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting of Shareholders
July 25, 2001

Angeion Corporation 350 Oak Grove Parkway, St. Paul, Minnesota 55127-8599	proxy

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated June 15, 2001, hereby appoints Richard E. Jahnke and Dennis E. Evans, or either of them, proxies (each with full power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote in their discretion, all shares of Common Stock of Angeion Corporation held of record in the name of the undersigned at the close of business on June 15, 2001, at the Annual Meeting of Shareholders to be held on July 25, 2001, or at any adjournment or adjournments, hereby revoking all former proxies.

(Continued, and to be completed and signed, on the reverse side)

QuickLinks

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION